Exhibit 99.2

1 (c) 2010 Belden Inc. Transaction Overview $152 million all cash transaction; approximately $40 million after-tax gain on sale expected Anticipated to close in fourth quarter 2010 Subject to customary closing conditions Subject to regulatory review under Hart-Scott-Rodino Antitrust Improvement Act Belden to retain a perpetual, royalty-free license to all of the intellectual property (IP) in Trapeze Networks Licensing agreement provides for free software maintenance upgrades for 3-year term Licensing agreement provides for fee-based engineering support to integrate the code for use in products for the industrial wireless local area network (WLAN) market